                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                     SIX-MONTHS ENDED JUNE 30, 2001 AND 2000





                                                                      Income             Shares          Per Share
($ in thousands, except per share amounts)                         (Numerator)        (Denominator)        Amount
--------------------------------------------------------------------------------------------------------------------
2001
----
BASIC EPS:
Net Income available to common stockholders                          17,191              24,488              0.70
                                                                                                          =======
EFFECT OF DILUTIVE SECURITIES
Restricted stock                                                         --                 761
8.75% convertible subordinated debentures                               110                 542
Stock options                                                           (50)                505
Deferred Shares                                                          --                  62
                                                                    -------             -------

DILUTED EPS
Income available to common stockholders and assumed conversions      17,251              26,358              0.66
                                                                    =======             =======           =======

2000
----
BASIC EPS:
Net Income available to common stockholders                          14,016              25,273              0.55
                                                                                                          =======
EFFECT OF DILUTIVE SECURITIES
Restricted stock                                                         --                 754

8.75% convertible subordinated debentures                               141                 742
Stock options                                                            20                 184
                                                                     ------             -------

DILUTED EPS
Income available to common stockholders and assumed conversions      14,177              26,953              0.53
                                                                    =======             =======           =======

                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      QUARTER ENDED JUNE 30, 2001 AND 2000



                                                                              Income             Shares             Per Share
($ in thousands, except per share amounts)                                 (Numerator)        (Denominator)           Amount
-----------------------------------------------------------------------------------------------------------------------------
2001
----
BASIC EPS:
Net Income available to common stockholders                                    8,891               24,500              0.36
                                                                                                                     ======
EFFECT OF DILUTIVE SECURITIES
Restricted stock                                                                  --                  780
8.75% convertible subordinated debentures                                         55                  542
Stock options                                                                    (41)                 523
Deferred Shares                                                                   --                   63
                                                                              ------               ------

DILUTED EPS
Income available to common stockholders and assumed conversions                8,905               26,408              0.34
                                                                              ======               ======            ======

2000
------
BASIC EPS:
Net Income available to common stockholders                                    3,106               25,017              0.12
                                                                                                                     ======
EFFECT OF DILUTIVE SECURITIES
Restricted stock                                                                  --                  765

8.75% convertible subordinated debentures                                         71                  697
Stock options                                                                     13                  257
                                                                              ------               ------

DILUTED EPS
Income available to common stockholders and assumed conversions                3,189               26,736              0.12
                                                                              ======               ======            ======